Exhibit 10.11

Addendum No.3 to the LNGRV Vessel Time Charter Party (“the Charter”)

in respect of DSME Hull No. 2208 named LNGRV “Excelsior” (the “Vessel”)

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

This Addendum No.3 (the “Addendum”) to the LNGRV TIME CHARTER PARTY is entered into on this 4th day of November 2010, by and between EXCELSIOR BVBA (formerly “Excelsior NV”), a Belgian corporation (the “Owner”), and EXCELERATE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Charterer”).

RECITALS:

WHEREAS

Teekay Luxembourg Sarl has agreed to purchase fifty percent of the share capital of the Owner;

Teekay LNG Partners L.P. has agreed to issue a guarantee to Charterer guaranteeing fifty percent of the Owner’s obligations under the Charter;

The Charterer has agreed to return the existing Owner Guarantee to the Owner in exchange for the Teekay Guarantee and a guarantee issued by Exmar LUX S.A. guaranteeing the remaining fifty percent of the Owner’s obligations under the Charter;

The Owner and the Charterer agree to amend the Charter on the terms and conditions provided hereinafter.

NOW THE FOLLOWING IS HEREBY AGREED:

1.                                      Definitions

Words and expressions defined in the Charter shall have the same meanings when used in this Addendum unless the context otherwise requires.

In this Addendum:

“Effective Date” means the date of receipt of confirmation of approval by the Security Trustee referred to in Clause 2 hereof.

“Security Trustee” means Citicorp Trustee Company Limited acting as a security trustee for the banks assisting Owner in financing the Vessel;

Excelsior	Addendum N°3 to TIME CHARTER

In this Addendum references to “Sections” are references to the relevant sections of the Charter.

2.                                      Effective Date

Owner and Charterer agree to amend the Charter as provided in Clause 3 hereof with effect from the date of receipt of a confirmation in writing from the Security Trustee that it agrees with the amendment of the Charter as set out hereinafter.

Owner shall seek such approval from the Security Trustee.

3.                                      Amendment of Charter

Subject to the provisions of Clause 2 hereof Owner and Charterer agree to amend the Charter as follows:

Section 1.80

The current wording of Section 1.80 shall be deleted and replaced by the following wording: ‘“Owner Guarantee” means the Deed of Guarantee issued by an Owner Guarantor to Charterer guaranteeing the obligations of Owner under this Charter, in the form attached hereto as Exhibit A and “Owner Guarantees” means both Owner Guarantees”.’

Section 1.81

The current wording of Section 1.81 shall be deleted and replaced by the following wording: ‘“Owner Guarantor” means either Exmar Lux S.A., a Luxembourg corporation, or Teekay LNG Partners L.P., a Marshall Islands corporation, and “Owner Guarantors” shall mean both of them”.’

Section 3.12

The current wording of Section 3.12 shall be deleted and replaced by “Owner Guarantees. Charterer agrees to deliver to Exmar Lux S.A. the existing guarantee issued by Exmar LUX S.A. on 29th June 2004 guaranteeing the obligations of the Owner under this Charter, upon and subject to delivery to Charterer of one Owner Guarantee duly signed on behalf of Exmar LUX S.A and one Owner Guarantee duly signed on behalf of Teekay LNG Partners L.P.”

Section 4.11(b)

The current wording of Section 4.11(b) shall be deleted.

Section 8.11(m)(iv)

In Section 8.11(m)(iv) the references to “Owner Guarantor” and “Owner Guarantee” shall be replaced by “Owner Guarantors” and “Owner Guarantees” respectively.

Section 23.1(b)

In Section 23.1(b)(iii) “Owner Guarantee” shall be deleted and replaced by “Owner Guarantees”.

Section 23.2(j)

The current wording of Section 23.2(j) shall be deleted and replaced by:

“(j)                              an Owner Guarantor:

(i)                                        suspends payment of its debts or is unable to pay its debts;

(ii)                                     passes a resolution, commences proceedings or has proceedings commenced against it (which are not stayed within ***** days of service thereof on the Owner Guarantor) in the nature of bankruptcy or reorganization resulting from insolvency or for its liquidation or for the appointment of a receiver, trustee in bankruptcy or liquidator of its undertaking or assets;

(iii)                                  enters into any composition or scheme or arrangement with its creditors;

unless within ***** days of the occurrence of (i), (ii), or (iii) above, a replacement Owner Guarantee equal in value to the original Owner Guarantee is executed by a third party acceptable to Charterer and substituted for the original Owner Guarantee required hereunder (it being agreed that an existing Owner Guarantor shall be acceptable if the financial condition of such existing Owner Guarantor is not materially worse than the financial condition of such Owner Guarantor on 2nd November 2010), or unless, in the case of a default in any payment obligation under any Owner Guarantee, a non-defaulting Owner Guarantor pays the amount of such default within ***** days of receipt of notice of such default from Charterer; or”

Section 23.2(k)

The current wording of Section 23.2(k) shall be deleted and replaced by:

“(k)                           an Owner Guarantee ceases to be in full force and effect unless, within ***** days thereafter, a replacement Owner Guarantee equal in value to the original Owner Guarantee is executed by a third party acceptable to Charterer and substituted for the original Owner Guarantee no longer in effect (it being agreed that an existing Owner Guarantor shall be acceptable if the financial condition of such existing Owner Guarantor is not materially worse than the financial condition of such Owner Guarantor on 2nd November 2010).”

Exhibit A: Deed of Guarantee of Owner Guarantor

The form of “Deed of Guarantee of Owner Guarantor” shall be deleted and replaced by the form attached to this Addendum.

4.                                      Exchange of Owner Guarantees

Charterer agrees to deliver to Exmar Lux S.A. the existing Owner Guarantee issued by Exmar LUX S.A. on 29th June 2004 upon and subject to delivery to Charterer of one Owner Guarantee duly signed on behalf of Exmar LUX S.A, a Luxembourg corporation, and one

Owner Guarantee duly signed on behalf of Teekay LNG Partners L.P. a Marshall Islands corporation.

5.                                      Miscellaneous.

In case of inconsistency or conflict between the terms of this Addendum and the Charter, the terms of the present Addendum shall prevail.

All terms and conditions of the Charter shall apply and remain in full force and effect to the extent not expressly amended by this Addendum.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives.

EXCELSIOR BVBA		EXCELERATE ENERGY LIMITED
PARTNERSHIP

By:	/s/ Mathieu Verly	By:	/s/ Karel Stes
	Mathieu Verly		Karel Stes

FORM OF DEED OF GUARANTEE OF OWNER GUARANTOR

In order to induce Excelerate Energy Limited Partnership, a Delaware limited partnership (“Charterer”) to agree to certain amendments to the LNG Vessel Time Charter Party between EXCELSIOR BVBA., a Belgian company (“Owner”), and Charterer, dated 29th June 2004, (referred to herein as the “Charter”), by Addendum No. 3, [               insert name of Owner Guarantor               ]., a [              ] corporation having its principal place of business at ( herein referred to as “Guarantor”), hereby unconditionally and irrevocably as primary obligor and not as surety alone guarantees and undertakes to Charterer and its successors and assigns that Owner will duly perform and comply with all of its obligations under the Charter when due including without limitation the due payment and discharge of all moneys whatsoever which may from time to time fall due to be paid by the Owner under or pursuant to the Charter; PROVIDED that in no event shall Guarantor’s liability hereunder exceed fifty percent (50%) of any obligation of the Owner under the Charter and Guarantor’s liability hereunder shall not exceed in aggregate twenty five million United States dollars (U.S. $25,000,000) (the “Guarantee Limitation Amount”).

Furthermore, Guarantor’s liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Charter and, except to the extent specifically provided in the Charter, in no event shall Guarantor be subject hereunder to consequential, exemplary, loss of profits or punitive damages.

If Owner shall fail to pay any sum due under or pursuant to the Charter on its due date, then Guarantor, as primary obligor and not as surety alone will pay the amount due or cause the same to be paid to the Charterer within three (3) business days after receipt of first written demand.

Guarantor hereby waives notice of any amendments, modifications or extensions of the Charter and any notices provided thereunder.  Guarantor further agrees that Charterer and its successors and assigns may pursue, at its election, any remedy or remedies hereunder directly against Guarantor without first proceeding against the Owner or any other person or enforcing any security for the performance or payment of the obligations of Owner.

The obligations of Guarantor hereunder are unconditional, and such obligations shall not be subject to any abatement, withholding, counter claim, set-off, reduction, deferment or defense (other than (a) the due performance and payment of the obligations of Owner under the Charter or (b) where the Owner’s obligation to make payment is being contested and is the subject of arbitration proceedings).  Any arbitral award (whether in a contested arbitration, by default or otherwise) under the Charter shall conclusively determine the liability of Owner guaranteed hereunder with respect to the subject matter of such arbitral award.

Any claims of Guarantor against Owner, whether arising from payments or performance by Guarantor hereunder or otherwise, shall be subordinate to the full and indefeasible payment and performance of the obligations guaranteed hereunder.

Neither the rights of the Charterer nor the obligations of the Guarantor under this Guarantee shall be discharged, impaired or otherwise affected by reason of any act, omission, matter or thing which, but for this provision, might operate to exonerate the Guarantor from liability, whether in whole or in part, under this Guarantee, including (but without limitation), and whether or not known to the Guarantor, the Owner or any other person:

•                  any time or indulgence granted to, or composition with, the Owner or any other person; or

•                  any novation, termination, renewal, extension or variation of the Charter or of any credit, accommodation or facility granted by the Charterer to the Owner or any other person or any amendment of, or the making of any supplement to, the Charter or any other document or security; or

•                  the taking, variation, compromise, renewal, enforcement, realisation or release of, or refusal or neglect to take, perfect, release or enforce, any rights, remedies or security against, or granted by, the Owner or any other person; or

•                  any incapacity, disability, or defect in powers of the Owner or any other person, or any irregular exercise thereof by, or lack of authority of, any person purporting to act on behalf of the Owner or such other person; or

•                  any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Owner or any other person under the Charter or any other document or security; or

•                  the death, liquidation, administration, insolvency, amalgamation, reorganisation or dissolution, or any change in the constitution, name or style, of the Charterer, the Owner or any other person.

This Guarantee shall be held by the Charterer as a continuing security for the payment of all moneys which may at any time and from time to time be or become due and payable by the Owner under the Charter (whether the Charterer has other security for the same or not) and shall not be satisfied by any intermediate payment or satisfaction of any part of the moneys and liabilities hereby guaranteed and shall be in addition to and shall not be prejudiced or affected by any other security which may have been, or may at any time hereafter be, given to the Charterer by the Guarantor or any other person.

This Guarantee shall be binding on Guarantor and its successors and assigns, and shall inure to the benefit of Charterer and its successors and assigns.

This Guarantee shall be governed by and construed in accordance with the laws of England.  Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England for purposes of any legal action or proceeding arising out of or in connection with this Guarantee and waives any objection in such legal action or proceeding that the venue is improper or the forum is inconvenient.

Guarantor hereby irrevocably appoints [                                               ], to accept service in England of any process on its behalf, except that Guarantor may terminate such appointment if prior thereto it delivers to Charterer in writing the irrevocable appointment of a successor agent in London together with the acceptance of such appointment by the successor agent.

The address of Guarantor for the purposes of giving notices hereunder is as follows:

[in the case of Exmar LUX S.A.:

EXMAR LUX S.A.

6, rue Jean-Pierre Brasseur,

L-1258 Luxembourg

Grand Duchy of Luxembourg]

[in the case of Teekay:

Teekay LNG Partners L.P.

Suite N°1778

48 Par-La-Ville Road

Hamilton HM 11

Bermuda]

Except as otherwise defined herein, all capitalised words and expressions used in this Guarantee shall have the same meanings as ascribed thereto in the Charter.

Dated:

Executed as a Deed for and on behalf of [   insert name of Owner Guarantor   ]

By:

Name:

Title:

Accepted:

Excelerate Energy Limited Partnership

By:	Excelerate Energy LP

By:

Name:

Title: